UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50785 (Commission File Number)	33-0753322 (I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

                On September 19, 2007, we and Schering Corporation (“Schering”) entered into an agreement (the “Termination Agreement”) to terminate the Amended and Restated Development and License Agreement, dated December 12, 2006, between Schering and us (the “License Agreement”), effective September 26, 2007 (the “Effective Date”). The material terms of the License Agreement are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2006 and are incorporated herein by reference. As reported previously, after Schering was granted exclusive worldwide development and commercial rights to pradefovir pursuant to the License Agreement, 24-month oral carcinogenicity studies in mice and rats were completed with findings of increased incidence of cancer at the higher doses. As a result of these findings and other considerations, Schering previously informed us of its intent to terminate the License Agreement.  The Termination Agreement, among other things, permits termination of the License Agreement on the Effective Date by eliminating the time period we would otherwise have been required to wait to effectuate the termination of the License Agreement after receiving written notice of such termination, and clarifies certain of the parties’ post-termination rights and obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Senior Vice President of Finance,
Chief Financial Officer and Treasurer
Date: September 21, 2007